UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2005

Date of Report (Date of earliest event reported)

WEBMD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)

(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     All statements contained in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements, including those regarding the scope or results of the ongoing investigations referred to. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. Further information about these matters can be found in WebMD’s other Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.

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Item 8.01. Other Events.
SIGNATURE

Item 8.01. Other Events.

     As previously announced, the United States Attorney for the District of South Carolina is conducting an investigation of WebMD Corporation. The United States Attorney announced today that William Kottage, a former employee of Medical Manager Health Systems, Inc., currently known as WebMD Practice Services, Inc. (a subsidiary of WebMD Corporation), has agreed to plead guilty to one count of Mail Fraud and one count of Tax Evasion for acts committed while he was employed by Medical Manager Health Systems, Inc. and its predecessor. Kottage was the Director of Operations of the Northeast region of Medical Manager Health Systems until the termination of his employment in April, 2002. According to the documents filed by the United States Attorney in the District Court of the United States for the District of South Carolina—Beaufort Division, Kottage participated in schemes similar to those engaged in by three other former employees of Medical Manager Health Systems, Robert Davids, Kevin Kennedy and Glen Moss, who similarly entered guilty pleas in January of this year. The information contained in the court documents filed by the United States Attorney today is consistent with the information filed by the government in January, which is described, together with additional information about the United States Attorney’s investigation, in WebMD’s Annual Report on Form 10-K for the year ended December 31, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION
Dated: March 31, 2005	By: /s/ Lewis H. Leicher Lewis H. Leicher Senior Vice President

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